UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________
FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		May 29, 2026
_______________________________________
Mastercard Incorporated
(Exact name of registrant as specified in its charter)
_______________________________________
Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2000 Purchase Street		10577
Purchase,	NY
(Address of principal executive offices)		(Zip Code)
(914)	249-2000
(Registrant's telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange of which registered
Class A Common Stock	MA	New York Stock Exchange
2.1% Notes due 2027	MA27	New York Stock Exchange
1.0% Notes due 2029	MA29A	New York Stock Exchange
2.5% Notes due 2030	MA30	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 2, 2026, Mastercard Incorporated (“Mastercard” or the “Company”) announced the following leadership changes, each effective as of August 3, 2026 (the "Effective Date"):
Chief Business Officer
Sachin Mehra, age 55, the Company’s Chief Financial Officer, will assume the role of Chief Business Officer. In his new role, Mr. Mehra will be responsible for country operations across the globe and for bringing Mastercard’s regions together under a single global go-to-market leadership structure.
Chief Financial Officer
Ling Hai, age 56, the Company’s current President, Asia Pacific, Europe, Middle East and Africa, will be appointed to succeed Mr. Mehra as Chief Financial Officer of the Company.
Mr. Ling joined Mastercard in 2010. He has served in his current role since January 2024, and previously served as Co-President of International Markets, Co-President of Asia Pacific, President of Enterprise Development and President, Greater China. Prior to joining the Company, Mr. Ling held roles of increasing responsibility at Bank of America and Booz Allen Hamilton.
In connection with his appointment, starting on the Effective Date, Mr. Ling will receive a base salary of $850,000, and will continue to be eligible to participate in the Company’s employee compensation and benefit plans and programs as may be generally made available to other Company employees at his level (including the Amended and Restated Mastercard International Incorporated Executive Severance Plan and the Amended and Restated Mastercard International Incorporated Change-in-Control Severance Plan). Mr. Ling will continue to be eligible to earn a cash incentive award under the Company’s Senior Executive Annual Incentive Compensation Plan (SEAICP), with a performance target of 150% of his base salary. Mr. Ling will also receive a Long-Term Incentive Award under the Company’s 2006 Long Term Incentive Plan, as amended and restated, in the amount of $1,500,000 (awarded as restricted stock units).
As disclosed in the Company’s most recent proxy statement, Mr. Ling’s daughter, Anna Ling, is employed as a Specialist, Product Management for Mastercard and in 2025, earned $127,262 in base salary and cash bonus.
Vice Chair and Chief Services Officer
Craig Vosburg, age 59, the Company’s Chief Services Officer, will transition from his current role to the role of Vice Chair. Linda Kirkpatrick, age 49, the Company’s President, Americas, will succeed Mr. Vosburg as Chief Services Officer.
In addition, Timothy Murphy, age 59, Vice Chair, will retire from Mastercard in October 2026.
There is no arrangement or understanding between any of the above executives and any other person pursuant to which such executive was appointed. There are no family relationships, as defined in Item 401 of Regulation S-K, between any of the above executives and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer.
A copy of the Company’s press release regarding the leadership changes detailed in this report, as well as additional leadership changes, is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release issued by Mastercard Incorporated, dated June 2, 2026
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date:	June 2, 2026	By:	/s/ Gina Accordino
Gina Accordino
Corporate Secretary

3